Exhibit 99.1

For Immediate Release	January 29, 2025

LANDSTAR SYSTEM REPORTS FOURTH QUARTER

REVENUE OF $1.209B AND EARNINGS PER SHARE OF $1.31

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported basic and diluted earnings per share (“EPS”) of $1.31 in the 2024 fourth quarter on revenue of $1.209 billion. “The Landstar team of independent business owners and employees continued to perform admirably, despite the continuation of a challenging freight backdrop,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was encouraged to see year-over-year quarterly revenue growth for the first time since the 2022 third quarter. The year-over-year revenue growth was achieved via a sequential increase in overall truck pricing as compared to the 2024 third quarter and a strong revenue performance specific to our unsided/platform service offering. We look to build on this revenue per load momentum as we begin the 2025 fiscal year. Our network of Landstar BCOs, agents and employees are optimistic for an improved freight transportation environment and will continue to strive each day to improve our safety performance and deliver great service to our customers.”

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2024 fiscal year, Landstar purchased approximately 452,000 shares of its common stock at an aggregate cost of $82.1 million and paid $120.5 million to stockholders in the form of cash dividends. The Company is currently authorized to purchase up to an additional 2,547,981 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.36 per share payable on March 11, 2025, to stockholders of record as of the close of business on February 18, 2025.

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	4Q 2024	4Q 2023
Revenue	$1,209,330	$1,204,445
Gross profit	$109,423	$124,594
Variable contribution	$166,523	$178,146
Operating income	$57,771	$74,567
Basic and diluted earnings per share	$1.31	$1.62

(1) Dollars above in thousands, except per share amounts.
(2) Please refer to the Consolidated Statements of Income and Reconciliation of Gross Profit to Variable Contribution included below.

Total revenue was $1,209 million in the 2024 fourth quarter, compared to $1,204 million in the 2023 fourth quarter. Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2024 fourth quarter was $1,081 million, or 89% of revenue, compared to $1,085 million, or 90% of revenue, in the 2023 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2024 fourth quarter was $597 million, compared to $619 million in the 2023 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2024 fourth quarter was $362 million, compared to $340 million in the 2023 fourth quarter. Revenue from other truck transportation, which is largely related to power-only services, in each of the 2024 and 2023 fourth quarters was $100 million. Revenue hauled by rail, air and ocean cargo carriers was $107 million, or 9% of revenue, in the 2024 fourth quarter, compared to $89 million, or 7% of revenue, in the 2023 fourth quarter.

The number of loads hauled via truck declined 3.4% in the 2024 fourth quarter as compared to the 2023 fourth quarter. This performance was slightly better than the low-end of the Company’s guidance included in its 2024 third quarter earnings release slide presentation, dated October 29, 2024. Truck revenue per load increased 3.1% in the 2024 fourth quarter as compared to the 2023 fourth quarter, in the upper half of the range of the Company’s previously provided guidance. While actual fourth quarter revenue exceeded the mid-point of the Company’s previously issued guidance, basic and diluted earnings per share fell below the mid-point of the guidance, primarily attributable to a lower than anticipated variable contribution margin and elevated insurance and claim costs, partially offset by a lower than anticipated effective income tax rate. Insurance and claims costs were 6.7% of BCO revenue during the 2024 fourth quarter, well above the Company’s average historical experience from the 2019 fiscal year through the 2023 fiscal year of 4.7%, primarily driven by both increased cargo claim costs related to fraud and theft in the supply chain and increased auto liability claim costs.

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Gross profit in the 2024 fourth quarter was $109 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2024 fourth quarter was $167 million. Gross profit in the 2023 fourth quarter was $125 million and variable contribution in the 2023 fourth quarter was $178 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2024 and 2023 fourth quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $567 million as of December 28, 2024. Trailing twelve-month return on average shareholders’ equity was 20%, and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 18%.

Landstar will provide a live webcast of its quarterly earnings conference call this evening at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Fourth Quarter 2024 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

LANDSTAR SYSTEM/4

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations

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of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2023 fiscal year; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2023 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Revenue	$4,819,245	$5,303,322	$1,209,330	$1,204,445
Investment income	14,810	10,141	3,822	3,267
Costs and expenses:
Purchased transportation	3,745,241	4,068,262	945,857	927,028
Commissions to agents	392,751	462,668	96,950	99,271
Other operating costs, net of gains on asset sales/dispositions	58,781	54,191	14,643	13,193
Insurance and claims	113,929	114,241	30,099	27,270
Selling, general and administrative	217,708	211,799	55,095	52,728
Depreciation and amortization	56,738	58,153	12,737	13,655

Total costs and expenses	4,585,148	4,969,314	1,155,381	1,133,145

Operating income	248,907	344,149	57,771	74,567
Interest and debt (income) expense	(5,419)	(3,946)	(964)	(1,867)

Income before income taxes	254,326	348,095	58,735	76,434
Income taxes	58,380	83,701	12,542	18,447

Net income	$195,946	$264,394	$46,193	$57,987

Basic and diluted earnings per share	$5.51	$7.36	$1.31	$1.62

Average basic and diluted shares outstanding	35,538,000	35,920,000	35,328,000	35,804,000

Dividends per common share	$3.38	$3.26	$2.36	$2.33

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$515,018	$481,043
Short-term investments	51,619	59,661
Trade accounts receivable, less allowance of $12,904 and $11,738	683,841	743,762
Other receivables, including advances to independent contractors, less allowance of $17,812 and $14,010	47,160	43,339
Other current assets	22,229	24,936

Total current assets	1,319,867	1,352,741

Operating property, less accumulated depreciation and amortization of $456,547 and $436,682	311,345	284,300
Goodwill	40,933	42,275
Other assets	141,166	122,530

Total assets	$1,813,311	$1,801,846

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$61,033	$61,541
Accounts payable	383,625	395,980
Current maturities of long-term debt	33,116	27,876
Insurance claims	40,511	41,825
Dividends payable	70,632	71,433
Other current liabilities	84,237	76,569

Total current liabilities	673,154	675,224

Long-term debt, excluding current maturities	69,191	43,264
Insurance claims	62,842	58,922
Deferred income taxes and other non-current liabilities	35,685	40,513
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,559,269 and 68,497,324	686	685
Additional paid-in capital	255,260	254,642
Retained earnings	2,859,916	2,783,645
Cost of 33,243,196 and 32,780,651 shares of common stock in treasury	(2,131,413)	(2,048,184)
Accumulated other comprehensive loss	(12,010)	(6,865)

Total shareholders’ equity	972,439	983,923

Total liabilities and shareholders’ equity	$1,813,311	$1,801,846

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,447,810	$2,742,281	$596,573	$618,588
Unsided/platform equipment	1,455,663	1,490,393	361,910	339,910
Less-than-truckload	99,828	117,683	21,926	26,913
Other truck transportation (1)	343,253	479,173	100,400	99,702

Total truck transportation	4,346,554	4,829,530	1,080,809	1,085,113
Rail intermodal	84,328	98,297	18,347	24,344
Ocean and air cargo carriers	289,902	266,638	88,173	64,280
Other (2)	98,461	108,857	22,001	30,708

	$4,819,245	$5,303,322	$1,209,330	$1,204,445

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,821,989	$1,998,408	$447,074	$454,774
Number of loads:
Truck transportation
Truckload:
Van equipment	1,170,772	1,259,578	282,877	292,711
Unsided/platform equipment	476,815	504,765	114,188	115,294
Less-than-truckload	153,253	175,650	33,907	41,070
Other truck transportation (1)	160,120	201,407	45,568	44,295

Total truck transportation	1,960,960	2,141,400	476,540	493,370
Rail intermodal	27,970	29,620	6,550	7,470
Ocean and air cargo carriers	34,440	32,820	8,320	7,440

	2,023,370	2,203,840	491,410	508,280

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	814,150	898,610	193,510	209,350
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,091	$2,177	$2,109	$2,113
Unsided/platform equipment	3,053	2,953	3,169	2,948
Less-than-truckload	651	670	647	655
Other truck transportation (1)	2,144	2,379	2,203	2,251
Total truck transportation	2,217	2,255	2,268	2,199
Rail intermodal	3,015	3,319	2,801	3,259
Ocean and air cargo carriers	8,418	8,124	10,598	8,640
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,238	$2,224	$2,310	$2,172
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	38%	37%	38%
Truck Brokerage Carriers	52%	53%	52%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	6%	5%	7%	5%
Other	2%	2%	2%	3%

			December 28,	December 30,
			2024	2023
Truck Capacity Providers
BCO Independent Contractors (3)			8,082	9,024

Truck Brokerage Carriers:
Approved and active (4)			43,718	49,111
Other approved			26,527	27,524

			70,245	76,635

Total available truck capacity providers			78,327	85,659

Trucks provided by BCO Independent Contractors (3)			8,843	9,809

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/9

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue	$4,819,245	$5,303,322	$1,209,330	$1,204,445
Costs of revenue:
Purchased transportation	3,745,241	4,068,262	945,857	927,028
Commissions to agents	392,751	462,668	96,950	99,271

Variable costs of revenue	4,137,992	4,530,930	1,042,807	1,026,299
Trailing equipment depreciation	27,950	31,319	7,186	7,079
Information technology costs (1)	22,744	25,486	4,629	5,695
Insurance-related costs (2)	115,764	116,069	30,642	27,585
Other operating costs	58,781	54,191	14,643	13,193

Other costs of revenue	225,239	227,065	57,100	53,552

Total costs of revenue	4,363,231	4,757,995	1,099,907	1,079,851

Gross profit	$456,014	$545,327	$109,423	$124,594

Gross profit margin	9.5%	10.3%	9.0%	10.3%
Plus: other costs of revenue	225,239	227,065	57,100	53,552

Variable contribution	$681,253	$772,392	$166,523	$178,146

Variable contribution margin	14.1%	14.6%	13.8%	14.8%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.